                                                                   EXHIBIT 10.25

                                           *** Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                                 Under 17 C.F.R. (S)(S)
                                                 200.80(B)(4), 200.83 AND
                                                          240.24B-2


    CyberSource On-Demand Commerce Applications(TM) and Services Agreement


     This CyberSource On-Demand Commerce Applications and Services Agreement (the "Agreement") is entered into by and between CyberSource Corporation, a Delaware corporation ("CyberSource"), and Mercata, Inc., a Delaware corporation ("Customer").

     Customer desires to obtain and CyberSource is willing to supply certain services on the terms and subject to the conditions set forth in this Agreement.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CyberSource and Customer hereby agree as follows:

1.   Certain Definitions
     -------------------

The following definitions shall apply to this Agreement.

a) "Confidential Information." Any data or information, oral or written, treated as confidential that relates to either party's (or, if either party is bound to protect the confidentiality of any third party's information, such third party's) past, present, or future research, development or business activities, including any unannounced products and services, any information relating to services, developments, inventions, processes, plans, financial information, forecasts, and projections and the financial terms of this Agreement. Notwithstanding the foregoing, Confidential information shall not be deemed to include information if: (i) it was already known to the receiving party prior to the date of this Agreement as established by documentary evidence; (ii) it is in or has entered the public domain through no breach of this Agreement or other wrongful act of the receiving party; (iii) it has been rightfully received by the receiving party from a third party and without breach of any obligation of confidentiality of such third party to the owner of the Confidential Information; (iv) It has been approved for release by written authorization of the owner of the Confidential Information; (v) it has been independently developed by a party without access to the Confidential Information of the other party; or (vi) it is required to be disclosed pursuant to final binding order of a governmental agency or court of competent jurisdiction, provided that the owner of the Confidential Information has been given reasonable notice of the pendency of such an order and the opportunity to contest it.

b) "Intellectual Property." All (i) copyrights (including, without limitation, the right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare ____ works; copyright registrations and applications, trademark rights (including, without limitation, registrations and applications), patent rights, trade names, mask-work rights, trade secrets, moral rights, author's rights, privacy rights, publicity rights, algorithms, rights in packaging, goodwill and other proprietary rights, and all renewals and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction, (ii) intangible legal rights or interests evidenced by or embodied in any idea, design, concept, technique, Invention, discovery, enhancement or improvement, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; (iii) all derivatives of any of the foregoing.

c) "On-Demand Commerce Applications(TM) and Services." Those products and services of CyberSource to be provided to Customer hereunder (collectively the "Services").

d) "Products." Those products, content and/or services that Customer purports to own or have rights to for which the Services of CyberSource will be rendered under this Agreement.

e) "Account." Customer identification created and maintained in the CyberSource system to enable Customer's use of ON-DEMAND COMMERCE
APPLICATIONS(TM) and Services.

2.   Services and Fees
     -----------------

a)   CyberSource shall provide Customer with the service(s) selected below:

[ ] Easy Start(TM) Implementation        _______ (Customer's Initials)

[X] SCMP Implementation (Enterprise)     /s/ JCE (Customer's Initials)
                                         -------

[ ] Global Rights Registry               _______ (Customer's Initials)

[ ] Other_______________                 _______ (Customer's Initials)


b) Customer may add (an) additional Service(s) by submitting a Service Enhancement Request that shall be incorporated into this Agreement. Services added subsequently to the execution of this Agreement will be provided to Customer at the then current price.

c) CyberSource will deliver to Customer an Invoice for Services rendered during the billing period in the amounts set forth in the Price Annex to this Agreement on or near the fifteenth (15th) calendar day of each month following the month in which the Services are provided. Customer shall remit the amount(s) due under the invoice no later than thirty (30) calendar days from the date of said invoice.

d) Interest shall accrue at the lesser of 1.0% per month or the maximum amount permitted by applicable law for any fees that remain unpaid more than thirty
(30) calendar days past the date of the applicable invoice.

e) CyberSource shall be entitled to revise any and all of the aforesaid fees provided that CyberSource gives written notice to Customer at least sixty (60) calendar days prior to the effective date of the fee change.

f) Except as otherwise provided in his Agreement, Customer hereby grants CyberSource such royalty-free, limited, non-exclusive right, authorization, and license to Customer's Intellectual Property as necessary in connection with the Products to perform the Services for Customer in accordance with this Agreement.

3.   Term and Termination
     --------------------

a) The initial term of this Agreement shall be one (1) year beginning from the Effective Date. Thereafter, this Agreement will renew automatically for additional terms of one (1) year ("Additional Term") unless either party provides written notice to the other party at least thirty (30) days prior to any such renewal that the Agreement shall not so renew.

b) The Agreement may be terminated by either party at any time in the event of a material breach by the other party that remains uncured after thirty (30) calendar days written notice thereof. The parties acknowledge that nonpayment of fees constitutes a material breach of this Agreement.

c) Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated by either party at any time without cause with sixty
(60) days prior written notice thereof.

d) In the event that CyberSource reasonably believes that Customer's conduct or its Products violate applicable law, injure the reputation of CyberSource, or pose a threat to CyberSource's systems, equipment, processes, or Intellectual Property (the "Offending Condition"), CyberSource may suspend providing the Services to Customer with one (1) day prior written notice and thereafter may terminate this Agreement without notice if the offending condition remains uncured more than thirty (30) calendar days after said notice.

e) The Agreement may be terminated by either party effective immediately and without any requirement of notice, in the event that (i) the other party files a petition, in bankruptcy, seeking any reorganization, arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors' (ii) a received, trustee, or similar officer is appointed for the business or property of such party; (iii) any involuntary petition or proceeding, under bankruptcy or insolvency laws, is instituted against such party and not stayed, enjoined, or discharged within sixty (60) days; or (iv) the other party adopts a resolution for discontinuance of its business or for dissolution.

f) Except as otherwise provided in this Agreement, within five (5) business days of termination of this Agreement, each of the parties shall return to the other party all materials belonging to the other party that constitutes said party's Confidential Information and/or Intellectual Property.

4.   Intellectual Property
     ---------------------

a) Except as expressly set forth in this Agreement, neither party will acquire any right, title, or interest in the other's Intellectual Property. Except as otherwise provided in this Agreement, CyberSource agrees that as between CyberSource and Customer all right, title, and interest in any Products provided to CyberSource under this Agreement shall remain with Customer. Except as otherwise provided in this Agreement, Customer agrees that as between CyberSource and Customer all Intellectual Property originally created by CyberSource and its authorized agents and/or contractors in connection with this Agreement, including, without limitation, all fraud, export and other screening histories, and all documentation (in any and all media), renewals and extensions thereof, shall be entirely CyberSource's property, free of any claims whatsoever by Customer.

b) Should Customer use CyberSource's Global Rights Registry(TM) Services to manage Customer's Intellectual Property, CyberSource will exercise commercially reasonable efforts to protect such Intellectual Property while under CyberSource's care.


5.   Confidential Information
     ------------------------

a) Each party ("Receiving Party") agrees that any Confidential Information received from the other party ("Disclosing Party") (i) shall not be used except as necessary to perform the obligations required under this Agreement, (ii) shall be disclosed only to those of its employees as are necessary for the purposes hereunder, (iii) shall not be disclosed to third parties without the written consent of the Disclosing Party during the term of this Agreement and three (3) years thereafter, and (iv) shall be kept in safe care as if would keep its own, similar confidential information (which care shall not in any case be less than reasonable).

b) Upon termination of this Agreement, and except as otherwise provided in this Agreement, each party shall promptly deliver to the other party all of the other party's Confidential Information.

6.   Limitation of Liability
     -----------------------

a) UNDER NO CIRCUMSTANCES (i) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, PROFITS OR BUSINESS, COSTS OF DELAY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION, OR SUCH PARTY'S LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE; OR (ii) SHALL CYBERSOURCE BE LIABLE TO CUSTOMER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF FEES PAID TO CYBERSOURCE, HEREUNDER DURING THE TWELVE-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE. THE EXCLUSIONS AND LIMITATIONS OF THIS SECTION DO NOT APPLY TO LIABILITY ARISING FOR BODILY INJURY OF A PERSON OR IN STATES THAT PROHIBIT THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LIMITATIONS ON THE DURATION OF AN IMPLIED WARRANTY.

b) Customer shall bear (i) all collection risk (including, without limitation, credit card fraud and any other type of credit card fraud) with respect to sales of its Products; and (ii) all responsibility and liability for the proper payment of all taxes which may be levied or assessed, including, without limitation, sales taxes.

c) Customer is solely responsible for maintaining complete backup records of all information relating to its customers' orders, inquiries and purchases and any other customer information, once such information has been provided to Customer by CyberSource.

d) Both parties agree that CyberSource has no obligation to monitor or regulate the content of the Products or to ascertain Customer's right to have CyberSource perform the Services with respect to the Products under this Agreement.

7.   Warranties
     ----------

a) CyberSource hereby represents and warrants that the Services provided to customer hereunder will conform substantially to specifications set forth and contained in CyberSource marketing materials, the CyberSource website, and support documentation provided to Customer by CyberSource.

b) CyberSource hereby represents and warrants (i) that the Services do not infringe the Intellectual Property rights of any third party; (ii) that any software created by CyberSource to perform the Services hereunder is Year 2000 complaint, in that, it will accurately process, address, store, and calculate date and time data from, into, and beyond the calendar years 1999, 2000, and 2001 A.D. including leap year calculations and that it will not produce abnormal or invalid results or cease operations due to the change from calendar years 1999, 2000, 2001 A.D., and beyond; and (iii) that any software created and used by CyberSource to perform the Services under this Agreement will be virus-free.

c) Customer hereby represents and warrants (i) that the Products do not infringe upon any third party Intellectual Property Rights and are not defamatory, libelous, or obscene; (ii) that Customer has all necessary authorizations to permit CyberSource to perform the Services with respect to the Products; and (iii) that Customer has obtained all necessary governmental permits, licenses, and authorizations for the distribution of the Products to the territories, countries, and entities that are contained in instructions to CyberSource.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CYBERSOURCE HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OR DEALING OR COURSE OF PERFORMANCE.

8.   Indemnification
     ---------------

a) Subject to Section 6 of this Agreement, each Party (the "Indemnifying Party") will defend at its expense any legal cause of action brought against the other party (the "Indemnified Party"), to the extent that such cause of action is based upon a claim that any services or products of the Indemnifying Party provided hereunder infringe a copyright, United States patent, trade secret, or other intellectual property rights of a third party (other than claims relating to conducting internet commerce generally). The Indemnifying Party will pay those costs and damages finally awarded against the Indemnified Party which are attributable to any such claim, provided that (i) Indemnified Party notifies Indemnifying Party in writing immediately after Indemnified Party becomes aware of such claim or the possibility thereof, and, (ii) Indemnifying Party has sole control of the settlement, compromise, negotiation, and defense of any such action; and, (iii) Indemnified Party cooperates in good faith, in the defense of any such legal action.

b) Should any of Indemnifying Party's products or services become, or in Indemnifying Party's opinion is highly likely to become, the subject of a

                                      2.

claim of infringement, Indemnifying Party may, at its option, (i) obtain the right for Indemnified Party to continue using the Services; (ii) replace or modify the Indemnifying Party's products and services so it is no longer infringing or reduces the likelihood that it will be determined to be infringing, or (iii) if neither of the foregoing options is commercially reasonable, terminate this Agreement, provided that Indemnifying Party refunds any fees received from or remits any amounts due to Indemnified Party hereunder, whichever applicable.

c) Indemnifying Party shall have no liability for any claim of infringement based on (i) products or services of the Indemnifying Party which have been modified by parties other than Indemnifying Party; (ii) Indemnified Party's use of Indemnifying Party's products or services in conjunction with data where use with such data gave rise to the infringement claim; or (iii) Indemnified Party's use of Indemnifying Party's products or services with non-Indemnifying Party software or hardware, where use with such other software or hardware gave rise to the infringement claim.

9.   Marketing
     ---------

CyberSource shall be entitled to disclose the existence of the relationship formed hereunder between Customer and CyberSource through the use of media releases, public announcements, and customer reference materials. CyberSource agrees to use commercially reasonable efforts to coordinate the release of its announcements in conjunction with related announcements of the other party. Customer hereby grants CyberSource a limited, non-exclusive, non-transferable royalty-free license to use its trademarks and service marks solely for the issuance of media releases and public announcements; provided that CyberSource agrees to change, at CyberSource's expense, any displays of Logos which Customer reasonably determines to be a misuse of Licensor's Logos.

10.  Relationship of Parties
     -----------------------

The parties shall perform all of their duties under this Agreement as independent contractors. Nothing in this Agreement shall be construed to give either party the power to direct or control the daily activities of the other party, or to constitute the parties as principal and agent, employer and employee, franchiser and franchiseee, partners, joint venturers, co-owners, or otherwise as participants in a joint undertaking. The parties understand and agree that, except as specifically provided in this Agreement, neither party grants the other party the power or authority to make or give any agreement, statement, representation, warranty, or other commitment on behalf of the other party, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of the other party, or to transfer, release, or waive any right, title, or interest of such other party.

11.  Government Law; Consent to Jurisdiction
     ---------------------------------------

This Agreement will be deemed entered into in California and will be governed by and interpreted in accordance with the laws of the State of California, excluding (i) that body of law known as conflicts of law and (ii) the United Nations Convention on Contracts for the International Sale of Goods. The parties agree that any dispute arising under this Agreement, which is not subject to
Section 12 below, will be resolved in the state or federal courts in Santa Clara County, California, and the parties hereby expressly consent to jurisdiction therein.

12.  Arbitration
     -----------

a) Except that the parties shall be entitled to apply to the courts for mandatory or injunctive equitable relief, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration before three (3) arbitrators in accordance with the rules then prevailing of the American Arbitration Association, and judgment upon the reward rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any such proceeding the arbitrators shall make every reasonable effort to resolve the matter expeditiously and to reduce the costs of the proceeding, by limiting discovery and other means; and neither party shall be entitled under any circumstances to receive punitive exemplary damages. Unless the parties otherwise agree in writing, such arbitration shall be conducted in San Jose, California, and the parties consent to jurisdiction and venue in the courts of California located in Santa Clara County, California. Judgment of arbitrator shall be final and binding. Each party hereto waives its right to an appeal and/or a jury.

13.  Assignment
     ----------

This Agreement may not be transferred to assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, consent of the other party shall not be required for assignment or transfer made by (i) operation of law or
(ii) to an entity that acquires substantially all of its stock, assets or business.

14.  Employee Hiring
     ---------------

During the term of this Agreement and for six (6) months thereafter, neither party shall directly solicit or recruit any employee or consultant of the other party for itself or for any other company or individual, without the prior written consent of the other party. Nothing in the foregoing sentence shall be construed to prevent either party from hiring an employee of the other party resulting from (i) advertising of open positions, participating in job fairs or the like, or other forms of soliciting candidates for employment which are general in nature or not directed specifically and solely at a given employee of the other party, (ii) unsolicited inquiries about employment opportunities or possibilities from headhunters or other agents acting for unidentified principals, or (iii) unsolicited inquiries about employment opportunities from any employee.

15.  Force Majeure
     -------------

Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations under Sections 4 and 5) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation, facilities, laws or governmental regulations or other causes that are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such force majeure should obstruct performance of this Agreement for more than thirty (30) calendar days, the parties hereto shall consult with each other to determine whether this Agreement should be modified or terminated. The party facing an event of force majeure shall use reasonably commercial efforts to remedy that situation as well as to minimize its effects. A case of force majeure shall be notified to the other party by facsimile within five (5) days after its occurrence and shall be confirmed by a letter.

16.  Entire Agreement
     ----------------

This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. Each party acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as expressly set forth herein.

17.  Modifications, Amendments, and Waivers
     --------------------------------------

This Agreement may not be modified or amended, including by custom, usage of trade, or course of dealing, except by an instrument in writing signed by duly authorized employees of both of the parties hereto.

The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

18.  Counterparts
     ------------
This Agreement may be executed in counterparts, including counterpart transmitted by facsimile, each of which shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

19.  Survival
     --------

                                      3.

The provisions of this Agreement relating to payment of any fees or other amounts owed, payment of any interest on unpaid fees, confidentiality, warranties, limitation of liability, and indemnity shall survive any termination or expiration of this Agreement.

20.  Severability
     ------------

If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

21.  Headings
     --------

The headings in this Agreement are intended for convenience or reference and shall not affect the Agreement's interpretation.

22.  Notices
     -------

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing at the address set forth below and shall be deemed to have been delivered and given for all purposes (i) on the delivery date, if delivered manually to the party to whom the same is directed;
(ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; and (iii) upon completion of transmission. If sent via facsimile with a confirmation of successful transmission.

     In witness whereof, the parties have executed this Agreement, as of the date last below written ("Effective Date").

CUSTOMER:

Attn:    _________________________________________________
Address: 110 - 110th Avenue, Suite 390
         Bellevue, WA 98004-5840
Phone:   425-468-9836                  Fax:   425-468-9936

By:      /s/ Jon Engman
         -------------------------------------------------
Name     Jon Engman           Title:  VP, Finance & Admin.
         ---------------------      ----------------------
E-mail:  jone@mercata.com
         -------------------------------------------------
Date:    3/29/99
         -------------------------------------------------

CYBERSOURCE CORPORATION
550 S. Winchester Boulevard, 3/rd/ Floor
San Jose, CA 95128-2545
(408) 556-9100        Fax: (408) 241-8270

By:      /s/ David Kim
         -------------------------------------------------
         (Signature of authorized CyberSource employee)

Name     David Kim                 Title:  Counsel
         --------------------------      -----------------
E-mail:  davidk@cybersource.com
         -------------------------------------------------
Date:    March 29th, 1999
         -------------------------------------------------

                                      4.

                      First Amendment to the CyberSource
          On-Demand Commerce Applications(TM) and Services Agreement

The Agreement referenced above dated 3/29/99, by and between CyberSource
                                     -------
Corporation ("CyberSource"), and Mercata, Inc. ("Customer"), in consideration of the mutual promises of the parties, is amended as follows:

1.   Section 2a.  The lines for "Global Rights Registry" and "Other" are
     ----------
deleted.

[...***...]*

3.   Section 2f.   The paragraph is deleted in its entirety.
     ----------

4.   Section 3d.  The paragraph is deleted in its entirety and replaced with the
     ----------
following:

"In the event that CyberSource reasonably believes that Customer's conduct or its Products violate applicable law, inure the reputation of CyberSource, or pose a threat to CyberSource's systems, equipment, processes, or Intellectual Property (the "Threatening Condition"), CyberSource may suspend providing the Services to Customer with ten (10) days prior written notice and thereafter may terminate this Agreement without further notice if the Threatening Condition remains uncured more than thirty (30) calendar days after said notice. Notwithstanding the foregoing, CyberSource may suspend providing the Services to Customer with one (1) day notice if the Threatening Condition, in CyberSource's good faith and reasonable belief, is imminently and materially dangerous to CyberSource's systems, equipment, processes, or intellectual Property, and thereafter may terminate this Agreement without further notice if said Threatening Condition remains uncured more than thirty (30) calendar days after said notice."

5.   Section 6a.  Subpart (ii) of the paragraph is deleted and replaced with the
     ----------
following:

"(ii) SHALL EITHER PARTY BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF FEES PAID TO CYBESOURCE HEREUNDER DURING THE TWELVE-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE."

6.   Section 9.
     ---------

The following phrase shall be added to the end of the first sentence:

", provided that it has secured prior written consent from the Customer on each usage."

The second sentence is deleted and replaced with the following:

"Neither party shall issue any press releases without the written consent of the other party."

7.   Section 11.  The last sentence of the paragraph is deleted in its entirety.
     ----------

___________________________
* Confidential Treatment Requested

8.   Section 12. The third sentence of the paragraph is deleted in its entirety.

9.   All other provisions of the Agreement remain unchanged.

UNDERSTOOD AND AGREED:
CYBERSOURCE CORPORATION                      MERCATA, INC.

Signature: /s/ David J. Kim                  Signature: /s/ Jon Engman
          -----------------------                      -------------------------

Printed Name: David J. Kim                   Printed Name: Jon Engman
             --------------------                         ----------------------

Title: Counsel                               Title: VP, Finance & Admin.
      ---------------------------                  -----------------------------

Date: March 29,1999                          Date: 3/29/99
     ----------------------------                 ------------------------------

                                      6.

         On-Demand Commerce Applications (TM) & Services    U.S. Price Annex BS1
                                                                            2/99

------------------------------------------------------------------------------------------------------------------------------------
On-Demand Commerce Applications
------------------------------------------------------------------------------------------------------------------------------------
Monthly Minimum Transaction Commitment $ 95
                                          Volume Tier   Base      1        2        3         4         5         6         7
                                                       -----------------------------------------------------------------------------
                               Minimum Monthly Volume        0     1,001    3,001     7,501     15,001    30,001    50,001   75,001
                                                       -----------------------------------------------------------------------------
                               Maximum Monthly Volume    1,000     3,000    7,500    15,000     30,000    50,000    75,000
                                                       -----------------------------------------------------------------------------
                                     Discount Applied        0%        5%      10%       15%        25%       30%       35%      45%
------------------------------------------------------------------------------------------------------------------------------------
Order
------------------------------------------------------------------------------------------------------------------------------------
GeoPay(TM) (US $)                       Authorization   $0.100    $0.095   $0.090    $0.085     $0.075    $0.070    $0.065   $0.055
------------------------------------------------------------------------------------------------------------------------------------
                                           Settlement   $0.070    $0.067   $0.063    $0.060     $0.053    $0.049    $0.046   $0.039
------------------------------------------------------------------------------------------------------------------------------------
                                               Credit   $0.100    $0.095   $0.090    $0.085     $0.075    $0.070    $0.065   $0.055
------------------------------------------------------------------------------------------------------------------------------------
IVS TM  fraud screen                                    $0.390    $0.371   $0.351    $0.332     $0.293    $0.273    $0.254   $0.215
------------------------------------------------------------------------------------------------------------------------------------
Delivery Address Verification                           $0.120    $0.114   $0.108    $0.102     $0.090    $0.084    $0.078   $0.066
------------------------------------------------------------------------------------------------------------------------------------
GlobalTax (TM) (United States and Canada)               $0.120    $0.114   $0.108    $0.102     $0.090    $0.084    $0.078   $0.066
------------------------------------------------------------------------------------------------------------------------------------
TerritoryManager(TM) Includes U.S. Government Export    $0.120    $0.114   $0.108    $0.102     $0.090    $0.084    $0.078   $0.066
 Compliance  check.  Denied Parties List check and
 Merchant-defined territory restrictions.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
NOTIFY EDI                                              Quote
------------------------------------------------------------------------------------------------------------------------------------
NOTIFY email/FTP pull                                  $0.290    $0.276    $0.261    $0.247     $0.218    $0.203    $0.189    $0.160
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SmartCert(TM) Fee charged for each valid Sm@rtCert     $0.500    $0.475    $0.450    $0.425     $0.375    $0.350    $0.325    $0.275
certificate  ("Tab") issued based on the number of
access rights issued (product quantity) on each
certificate.  Includes issuance, subsequent validation
and U.S. Government export compliance.  Issuance of    $0.200    $0.190    $0.180    $0.170     $0.150    $0.140    $0.130    $0.110
promotional Sm@rtCert Tab. e.g.. those not containing
a x.509 certificate not requiring validation after
issuance.
------------------------------------------------------------------------------------------------------------------------------------
Digital Download                                       $0.350    $0.350    $0.350    $0.350     $0.350    $0.350    $0.350    $0.350
for digital warehousing and rights management services
see the CyberSource Global Rights Registry price
schedule
------------------------------------------------------------------------------------------------------------------------------------
Cancel/Return License or Key                           $ 0.50    $ 0.50    $ 0.50    $ 0.50     $ 0.50    $ 0.50    $ 0.50    $ 0.50
cancels electronic issued license for returned products
 Global Rights Registry service fees may also apply
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Note: transaction pricing is based on total monthly use of all On-Demand Commerce Applications
------------------------------------------------------------------------------------------------------------------------------------
Account Setup and 60 Day Implementation Support
------------------------------------------------------------------------------------------------------------------------------------
 Enterprise Set Up includes GlobalTax, GeoPay, IVS, Delivery Address Verification, Territory Manager, supports one           $ 5.495
 CyberSource Merchant ID.  Assigned Merchant Support Engineer. 1hr remote project briefing; 1 day on-site customer support Training (trave. And lodging not included) 7x24 technical support (1hr response during business hours, on-call non-business hours).
 Includes access to the Merchant Support site and associated tools.

 Project Set Up includes GlobalTax, GeoPay, IVS, Delivery Address Verification, Territory Manager, supports one...........   $ 2,495
 CyberSource  Merchant ID, 1 hr. orientation call; and toll-free access to the merchant support center
 (email or 800#) M-F 7am-7pm PST  (2hr response commitment). Includes access to the Merchant Support Site and associated tools.
                                                                                                        Merchant"s Initials*:/s/ JCE
                                                                                                                             -------

*By initialing each page of this Annex, Merchant understands that all of the described services are available to Merchant but that Merchant is free to utilize only those of the services suitable to Merchant, unless the service, by its nature, requires the utilization of another service (C) 1999 CyberSource Corporation

           On-Demand Commerce Applications(TM) & Services   U.S. Price Annex BSI
                                                                            2/99

------------------------------------------------------------------------------------------------------------------------------------

Single Application Options
------------------------------------------------------------------------------------------------------------------------------------
 Setup additional terminal IDs (each)                                                                                        $  495

 NOTIFY fulfillment messaging setup for email or FTP pull (each warehouse required)                                          $  995
 NOTIFY EDI setup and configuration                                                                                           Quote

 SmartCert digital fulfillment setup                                                                                         $1,495
------------------------------------------------------------------------------------------------------------------------------------
 Ongoing Support Packages
------------------------------------------------------------------------------------------------------------------------------------
 Enterprise Support                                                                  $       995 per month, 12 month minimum
 Assigned Merchant Support Engineer, 7x24 technical support (1 hr response during business hours, on-call off-hours to assigned engineer or backup, response non-business hours). Includes online access to the Merchant Support site and associated tools.
 On-Demand Support
 Toll-free access to the merchant support center (email or 800#) M-F 7am-            $       295 per month, 12 month minimum
 7pm PST, 2hr response commitment.  Includes online access to the
 Merchant Support site and associated tools.
------------------------------------------------------------------------------------------------------------------------------------
 Per Incident Training and Support Services
------------------------------------------------------------------------------------------------------------------------------------
 On-Site Training                                                                    $ 1,000 per day
 Does not include travel expenses, one-day minimum.
 On-Site System Engineer Support                                                     $ 1,500 per day
 Does not include travel expenses, one-day minimum.
 System Engineer Support                                                             $   250 per day
 One hour minimum.  Remote support only.

                                                                                                       Merchant's Initials*: /s/ JCE
                                                                                                                            --------

*By initialing each page of this Annex, Merchant understands that all of the described services are available to Merchant but that Merchant is free to utilize only those of the services suitable to Merchant, unless the service, by its nature, requires the utilization of another service (C) 1999 CyberSource Corporation.

         Mercata, Inc.                                                     Purchase Order No. 2082
         110- 110th Ave. NE
         Suite 390
         Bellevue, WA 98004-5840
                                                                                     Purchase Order


                  To: CyberSource Corp.                                Ship To:  Mercata, Inc.
                      550 S. Winchester Blvd.                                    110 - 110th Ave. NE
                      Third Floor                                                Suite 390
                      San Jose, CA 95128-2545                                    Bellevue, WA 98004-5840

------------------------------------------------------------------------------------------------------------------------------------
       [Illegible]              [Illegible]                    [Illegible]                             [Illegible]
------------------------------------------------------------------------------------------------------------------------------------
         03/29/99                                                Origin                                 3. Net 30
------------------------------------------------------------------------------------------------------------------------------------
       [Illegible]              [Illegible]        [Illegible]
------------------------------------------------------------------------------------------------------------------------------------
          Pete C.                 Prepaid              ASAP
------------------------------------------------------------------------------------------------------------------------------------
QTY [Illegible]     [Illegible]                                   Description                 [Illegible]           Amount
------------------------------------------------------------------------------------------------------------------------------------
         1                          Enterprise Set Up                                            5495.00                   5495.00
                                                                                                      Total                5495.00

                                                        /s/ Peter Crouch
                                                       -------------------------
                                                            Authorized Signature